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                                                            Exhibit 10.24

Mr. Henry R. Hillenmeyer
8 Foxhall Close
Nashville, TN 37215

Dear Henry:

	Effective as of August 19, 1999, we have agreed that you will serve as our Chairman of the Board and chief executive officer. This letter sets out the terms under which you have agreed to serve.

1.	Agreement relating to your employment:

        - For the remainder of fiscal year 1999, your base compensation will be $226,000 on an annualized basis.

        - For the remainder of fiscal year 1999, your bonus will be paid pursuant to the executive bonus plan based upon an annualized bonus percentage amount of 175%.

        - Options will be granted to you as of August 19, 1999 which have the terms set forth in the Option Agreement attached as Exhibit A to this letter.

        - Your compensation thereafter will be determined from time to time by the Compensation Committee.

2.	Signing Bonus:

        - You have received a signing bonus of $250,000 paid to you in a lump sum.

3.	At Will Employment:

        - Your employment as Chairman of the Board and chief executive officer will be "at will."

        - We will be entitled to terminate you at any time with or without cause upon giving you 30 days prior written notice and you will be entitled to resign upon giving us 30 days prior written notice.

4.	Jurisdiction. This agreement is to be governed by the laws
of the State of Florida, except for choice of law provisions which would select the law of a different jurisdiction if they were applied.


			Very truly yours,

			COOKER RESTAURANT CORPORATION

			By:/s/ Glenn W. Cockburn, Senior Vice President
                        -----------------------------------------------
	                GLENN W. COCKBURN, SENIOR VICE-	PRESIDENT, OPERATIONS


ACCEPTED AND AGREED TO:

/s/ Henry r. Hillenmeyer
------------------------
HENRY R. HILLENMEYER